Pipex Pharmaceuticals Completes $13.7 Million in

Private Equity Financings

Ann Arbor, Michigan, November 28, 2006 – Sheffield Pharmaceuticals, Inc. d/b/a Pipex Pharmaceuticals, Inc. (the “Company”) (OTCBB: SFPH) and its wholly owned subsidiary, Pipex Therapeutics, Inc., a specialty pharmaceutical company developing innovative late-stage oral drug candidates for the treatment of neurologic and fibrotic diseases, announced today that they completed private equity financings with institutional and accredited investors totaling over $13.7 million. The Company also announced that the boards of directors of the publicly traded parent company, Sheffield Pharmaceuticals, Inc., have approved the corporate name change to Pipex Pharmaceuticals, Inc.

Institutional investors participating were all new investors which include, Ridgeback Capital, Perceptive Life Sciences Fund, Firebird Capital, William Harris Investors (WHI), Chestnut Ridge Partners, AFA Private Equity of Michigan, SDS Capital, Gemini Strategies and Whalehaven Capital, as well as senior management of Pipex. Accredited Equities Inc. of Miami, Florida acted as the lead placement agent for the financings.

“We are pleased by the strong demand for this financing and are gratified at the participation of leading institutional investors," said Steve H. Kanzer, Chairman and Chief Executive Officer of Pipex. "We look forward to completing the NDA for our lead drug candidate, COPREXA™, and furthering the clinical development of the other phase II+ drug candidates that comprise our current product pipeline.”

The first financing of $4.5 million in gross proceeds was completed by the Company’s subsidiary Pipex Therapeutics, Inc. (“PTI”) on November 1, 2006 prior to the merger of PTI with Pipex Therapeutics Acquisition Corp., a wholly owned subsidiary of Sheffield Pharmaceuticals, Inc. In the first financing, Accredited Venture Capital LLC also converted all of its outstanding non-interest-bearing bridge loans totaling an additional $3.5 million into units of the Company. The second financing, totaling approximately $9.2 million in gross proceeds, was completed directly by the Company. As part of the this financing, the Company sold approximately 13.7 million shares of common stock and warrants to purchase approximately 6.8 million shares of company common stock at an exercise price of $0.74 per share.

Both financings were conducted as private placements of securities exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The securities issued in the financings have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement by December 14, 2006 covering the resale of the shares of common stock of the Company issued in the financings, including the shares which may be issued upon exercise of the warrants.

About COPREXA™

The Company’s lead drug candidate, COPREXA™, is an oral, small-molecule, highly-specific, anti-copper agent that has a unique mechanism of action which makes it ideal for reducing toxic free copper levels in the serum and central nervous system (CNS) of patients. The Company intends to file a New Drug Application (NDA) with the Food and Drug Administration based upon the positive pivotal clinical trial results of COPREXA™ for the treatment of neurologically-presenting Wilson’s disease, a genetic disease characterized by elevated free copper levels in the serum and CNS that causes psychiatric symptoms and neurodegeneration in the CNS. The Company is also developing COPREXA™ for serious fibrotic diseases, that require available endogenous free copper. COPREXA™ has recently completed a one-year phase II clinical trial for the treatment of refractory idiopathic pulmonary fibrosis (IPF), a fatal respiratory disease for which there is currently no FDA-approved therapy. COPREXA™ is currently the subject of an FDA-sponsored phase II clinical trial for the treatment of primary biliary cirrhosis (PBC), a fibrotic disease of the hepatic system.

About the Company’s Other Phase II+ Drug Candidates

TRIMESTA™ (oral estriol) for Multiple Sclerosis.

We are developing TRIMESTA™ (oral estriol) for relapse remitting multiple sclerosis (MS). TRIMESTA™ is a synthetic version of the mild estrogenic endogenous pregnancy hormone approved and utilized outside the U.S. for over 40 years for the treatment of post-menopausal hot flashes. Estriol, produced by the placenta during pregnancy, is believed to be responsible for fetal immune privilege and, importantly, has demonstrated high rates spontaneous remission experienced by female multiple sclerosis patients during pregnancy. TRIMESTA™ has successfully completed a 22 month phase II clinical trial in the U.S. for MS.

Anti-CD4 802-2 for Immune Tolerance

We are developing rationally-designed peptidomimetic and small molecules designed to selectively inhibit the dimerization and activation of the CD4 co-receptor of T-cells that is critical to many T-cell-mediated autoimmune diseases. Our lead drug candidate of this class, anti-CD4 802-2, is near to completion of a phase II clinical trial for the prevention of graft-vs.-host disease (GvHD) and has demonstrated important disease-modifying effects by inducing tolerance in wide number of important T-cell mediated autoimmune diseases, such as MS.

Additional Phase II+ product candidates

We are also developing CORRECTA™ (clotrimazole retention enema) for the inflammatory bowel disease known as pouchitis (currently the subject of the FDA-funded phase II “CAPTURE” study in the U.S.), EFFIRMA™ (oral flupirtine) for fibromyalgia syndrome (having demonstrated considerable initial success in several dozen refractory fibromyalgia patients in the U.S.) and SOLOVAX™, a T-cell vaccine for relapse-remitting MS (a phase II clinical trial of which was completed in the U.S. in secondary progressive MS patients).

About Pipex Pharmaceuticals, Inc.

Sheffield Pharmaceuticals, Inc. d/b/a Pipex Pharmaceuticals, Inc. (“Pipex”) is a specialty pharmaceutical company that is developing proprietary, late-stage drug candidates for the treatment of neurologic and fibrotic diseases Pipex’s strategy is to exclusively in-license proprietary, clinical-stage drug candidates and complete the further clinical testing, manufacturing and regulatory requirements sufficient to seek marketing authorizations via the filing of New Drug Applications (NDAs) with the FDA in the U.S. and Marketing Application Authorizations (MAAs) with the European Medicines Evaluation Agency (EMEA). Pipex has five majority owned subsidiaries, Pipex Therapeutics, Inc., Effective Pharmaceuticals, Inc, CD4 Biosciences, Inc., Putney Drug Corp. and Solovax, Inc. For further information please visit www.pipexpharma.com, www.CD4Biosciences.com and www.effecivepharma.com.

Statements contained in the in this press release and associated websites relating to the products of the Company are qualified in their entirety by the Form 8-K, as amended, filed with the Securities and Exchange Commission on November 7, 2006. This press release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, that reflect Sheffield Pharmaceuticals, Inc.’s (to be renamed Pipex Pharmaceuticals, Inc., the “Company”, “we” or “our”) current expectations about its future results, performance, prospects and opportunities, including statements regarding the potential use of COPREXA™ for the treatment of neurologically-presenting Wilson’s Disease and the prospects for regulatory filings and approval for COPREXA™. Where possible, the Company has tried to identify these forward-looking statements by using words such as "anticipates," "believes," "intends," or similar expressions. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements. We cannot assure you that we will be able to successfully develop or commercialize products based on our technologies, including COPREXA™, TRIMESTA™, Anti-CD4 802-2, CORRECTA™, EFFIRMA™ and SOLOVAX™ or particularly in light of the significant uncertainty inherent in developing, manufacturing and conducting preclinical and clinical trials of new pharmaceuticals and obtaining regulatory approvals, that our technologies will prove to be safe and effective, that our cash expenditures will not exceed projected levels, that we will be able to obtain future financing or funds when needed, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that we will be able to successfully obtain any further grants and awards, maintain our existing grants which are subject to performance, that we will be able to patent, register or protect our technology from challenge and products from competition or maintain or expand our license agreements with our current licensors, or that our business strategy will be successful. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements.

For Further Information Contact:

Steve H. Kanzer, CPA, Esq., Chairman and Chief Executive Officer, or

Charles Bisgaier, Ph.D., President

Pipex Pharmaceuticals, Inc.

3985 Research Park Drive

Ann Arbor, MI 48108

Tel (734) 332-7800